UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☑ Soliciting Material Pursuant to §240.14a-12

Bright Horizons Family Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following Q&A is being provided to Employees pursuant to a reference in the Company’s newsletter with a cross-reference to the Company intranet:
Employee Stock Options and BFAM stock fund in 401k Plan — Q&A
Earlier this month Bright Horizons announced that we have entered into a merger transaction with Bain Capital. As soon as the proposed merger is complete, which is currently estimated for May or June 2008, all shareholders will receive the value of their shares in the company at the price determined by the deal.
WHERE DO I GET INFORMATION PERTAINING TO MY STOCK OPTIONS?
Information pertaining to Stock Options is available by accessing either Computershare WealthViews (https://xxxxxxxxxxxxxxxx*) or Bright Horizons Stock Option Plan Hotline (xxx-xxx-xxxx*). WealthViews is a secure Internet based employee self-service application that allows participants to view their Stock Option Grant(s) and exercise history.
Bright Horizons Stock Option Plan Hotline (xxx-xxx-xxxx*) is our toll-free automated telephone voice response system that also allows participants to access their Stock Option Grant(s) and exercise history through the use of a touchtone telephone.
The same assigned User ID (xxxxx*) and PIN number allows participants access to both WealthViews and Bright Horizons Stock Option Plan Hotline.
WHAT IF I CANNOT REMEMBER MY PIN NUMBER?
If you do not have your password from your Welcome Package you can request your pin number via email xxxx@xxxx.com* and provide them with:
your complete name
company name
xxxxxxx*
They will email your pin# back to you. Your username is your ss#. Once you receive your pin# you can log onto https://xxxxxxxxxxxx* or call xxx-xxx-xxxx* to access your account.
HOW DO I EXERCISE AND/OR SELL MY VESTED OPTIONS?
Call BFAM brokers at Smith Barney at 1-xxx-xxx-xxxx* or 1-xxx-xxx-xxxx*.
You may exercise any vested options and/or buy and sell stock on the open market between now and when the deal closes, subject to the restrictions of open trading windows that may apply to you. See below for “WHAT DO I NEED TO DO IF I STILL HAVE OPTIONS UPON COMPLETION OF THE PROPOSED DEAL?” Keep in mind all Bright Horizons employees are subject to the Bright Horizons’ insider trading policy. Those who are subject to the associated trading windows remain restricted. The trading window for those employees is currently closed and is anticipated to next be open from xxxxxxx*, 2008 through xxxxxxx*, 2008, and then again from xxxxxxxxxxxxxxxx*, 2008.
WHAT IF ALL OF MY OPTIONS ARE NOT YET VESTED?
When the transaction closes, any stock options you have that you have not yet exercised will immediately vest, including those that are currently unvested and you may not have otherwise had available for several more years.
I HAVE OPTIONS THAT ARE DUE TO EXPIRE SOON. SHOULD I WAIT UNTIL THE DEAL CLOSES TO EXERCISE THEM?
No — you should always exercise your options before they expire. If you do not exercise them before the expiration date, they will be canceled. There are a couple of ways to exercise options:
•	Cashless exercise- with this option you will receive the difference between the price you were issued the options at and the current market value (determined at the time of exercise).
•	Buy and Hold- this allows you to exercise the options by sending in a check for your vested options. The amount you pay would be determined by the number of options and the price they were issued to you at on the date granted to you. If you are holding shares you have exercised at the time the merger is completed, you will receive $48.25 for each share you own.

* Confidential information has been omitted and filed separately with the Commission.

WHAT DO I NEED TO DO IF I STILL HAVE OPTIONS UPON COMPLETION OF THE PROPOSED DEAL?
You will receive a check for the net value of your options (ie: the transaction price minus your exercise price, minus any applicable taxes (federal, state, social security and medicare) withheld). You do not need to do anything to make this happen, nor do you need to have the cash available to exercise your options. You may wish to seek the advice of a financial planner or tax advisor to help you better contemplate the tax ramifications of your gain.
WHAT HAPPENS TO MY OPTIONS IF I LEAVE THE COMPANY?
If you leave the employment of the Company you will have 90 days from your termination date or until the date the merger is completed, whichever is the earliest date, to exercise your vested options. If you do not exercise your options during this period, and before the completion of the merger, your options will expire and be canceled. The stock option Plan document specifies the provisions for exercising upon death or disability.
WHAT HAPPENS TO THE BFAM STOCK I OWN IN MY 401K PLAN?
If one of your investments in the Bright Horizons 401k plan is the BFAM stock fund, this investment will automatically be exchanged for cash when the deal is completed and the shares of BFAM will be sold for the agreed transaction price ($48.25). As always, you can choose to change your investment at any time prior to the close, and your shares in the BFAM stock fund will be sold at the current market price. If you decide to keep your investment in the BFAM stock fund until the deal closes, then the proceeds from the sale of the BFAM stock at that date will be invested into one of the Dow Jones Lifestyle cycle funds based on your age , and you will be free to make whatever investment changes you want to make after that time. Regardless of whether you chose to sell your shares of BFAM stock before the deal closes or wait for them to be automatically sold at the time of the close, the funds will stay in your 401K. For more information on these lifestyle funds log into your account on the Journey web site at https://xxxxxxxxxxxx.*
If you have any further questions you can contact the Benefits Helpdesk at xxxxxxx@xxxxxxx* or via phone at xxx-xxx-xxxx.*
Important Additional Information Regarding the Merger will be Filed with the SEC
     In connection with the proposed merger, Bright Horizons Family Solutions, Inc. (“Bright Horizons”) will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Bright Horizons at the Securities and Exchange Commission’s web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Bright Horizons by directing such request by mail or telephone to Bright Horizons Family Solutions, Inc., 200 Talcott Avenue South, Watertown, Massachusetts 02472, Attention: Chief Financial Officer, telephone: (617) 673-8000, or from the Company’s website, located at http://www.brighthorizons.com.
     Bright Horizons and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of Bright Horizons’ participants in the solicitation, which may be different than those of Bright Horizons stockholders generally, is set forth in Bright Horizons’ proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available.

* Confidential information has been omitted and filed separately with the Commission.